UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                                  August 17, 2005

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Spirit 40 Park Drive, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                                                     (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On August 17, 2005, Insituform Technologies, Inc. (the “Company”) entered into a First Amendment to Resin Purchase Agreement, effective as of July 15, 2005 (the “Amendment”). The Amendment amends the Resin Purchase Agreement by and between the Company and AOC, LLC (“AOC”), dated as of March 29, 2005, for the purchase and sale of certain unsaturated polyester resins and vinyl ester resins (the “Products”) used by the Company in its cured-in-place pipe process. The Amendment (i) provides that AOC agrees to sell and the Company agrees to purchase one hundred percent (100%) of the Products required by the Company, or by third parties designated by the Company, to fulfill product installation work in certain specified locations; and (ii) sets forth a formula for calculating the freight costs for the shipment of the Products to such locations.

A copy of the Amendment is furnished herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

See the Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By: /s/ David F. Morris
David F. Morris
Vice President, General Counsel and Secretary

Date:   August 19, 2005

INDEX TO EXHIBITS

Exhibit	Description

10.1	First Amendment to Resin Purchase Agreement, entered into as of August 17, 2005 and effective as of July 15, 2005, by and between Insituform Technologies, Inc. and AOC, LLC.